UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 14, 2020


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  000-27881                522101695
(State or other jurisdiction       (Commission file     (IRS Employer
of incorporation)                       number)              Identification No.)

2/1 Contour Close Research, Victoria, Australia                    3095
(Address of principal executive officers)                             (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 Other Events.
AS-IP Tech Inc (ASIP) has completed the engineering and installation data package for the Airbus A32X for its fflya program and has issued the purchase orders for manufacture of the first installation kits, which are due for delivery later this month. To support the fflya program, the Company has also transferred the assembly of ASIPs unique antenna system to the United Kingdom with production now underway, and the first units due to be delivered in mid-November.

The delay to the program is the direct result of the impact of Covid19 on supply lines, finalisation of the manufacturing certification data and the additional time its take to complete the first of type design.

Now that the engineering program is complete, future installations on Airbus A32x Series will be a replication of the existing plan. The first kit is designated for Wizzair and an additional order will be placed for Citilink. Once the airline is in receipt of the kit, they can schedule the installation.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS-IP TECH, INC.
(Registrant)

By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: October 14, 2020